Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, relating to the 2006 Employee and Consultant Stock Plan of Saratoga Resources, Inc., of our report dated February 24, 2007 relating to the financial statements that appear in Saratoga Resources, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2007.

/s/ Robnett & Co., L.L.P.

Robnett & Company, L.L.P.

Austin, Texas

October 24, 2007